Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 10, 2017, with respect to the financial statement of Alaia Market Linked Trust Series 4-3, comprising the Strategas Policy Basket Portfolio, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-220579) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm”.

/s/ GRANT THORNTON LLP

Chicago, Illinois
October 10, 2017